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                                                                    EXHIBIT (23)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of The Lincoln Electric Company pertaining to The Lincoln Electric Company 1988 Incentive Equity Plan (Form S-8 No. 33-25209) of our report dated February 9, 1998, with respect to the consolidated financial statements and schedule of The Lincoln Electric Company and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                       ERNST & YOUNG LLP

Cleveland, Ohio
March 5, 1998